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                                                                    EXHIBIT 11.1

                           MUTUAL RISK MANAGEMENT LTD.

                        COMPUTATION OF EARNINGS PER SHARE

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
                                                                                 Three Months Ended March, 31
                                                                                   1999                1998

                                                                    (in thousands except share and per share amounts)
Basic
Income Available to Common Shareholders                                         $     18,799       $     15,175
                                                                                ============       ============
Weighted Average Common Shares outstanding                                        42,634,135         39,948,605
                                                                                ------------       ------------
Basic earnings per Common Share
                                                                                $       0.44       $       0.38
                                                                                ============       ============
Diluted
Income Available to Common Shareholders                                         $     18,799       $     15,175
Debenture interest                                                                     1,553              1,675
                                                                                ------------       ------------
                                                                                $     20,352       $     16,850
                                                                                ============       ============
Weighted Average Common Shares outstanding                                        42,634,135         39,948,605
                                                                                ------------       ------------

Common share equivalents associated with options, Redeemable Common Shares and Convertible Debentures :
         Options                                                                   4,507,170          4,140,943
         Redeemable Common Shares                                                          0            937,168
         Convertible Debentures                                                    5,743,704          6,978,800
                                                                                ------------       ------------
                                                                                  10,250,874         12,056,911

     Common Shares purchased with proceeds from
       options exercised                                                          (2,473,650)        (2,242,587)
                                                                                ------------       ------------
                                                                                   7,777,224          9,814,324
                                                                                ------------       ------------

     Total Weighted Average Common Shares                                         50,411,359         49,762,929
                                                                                ============       ============
Diluted earnings per Common Share                                               $       0.40       $       0.34
                                                                                ============       ============
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